EXHIBIT 99.1

NATIONAL INSTRUMENTS CORPORATION

(THE COMPANY)

LONG-TERM INCENTIVE PROGRAM

(as amended October 22, 2008)

SECTION 1

 DURATION AND PURPOSE

1.1           Effective Date.  The Program is effective as of January 1, 2004, shall remain in effect through December 31, 2008 (the Performance Period).

1.2           Purpose.  The Program is intended to increase shareholder value and the success of the Company by providing incentive and reward for accomplishment of long-term, revenue growth and operating profit goals for key executives.  The Program’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company.  The Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under section 162(m) of the Internal Revenue Code of 1986, as amended.

SECTION 2

ELIGIBILITY, SELECTION AND PROCEDURE

2.1           Eligibility.  Officers and Business and Technology Fellows, (whether employed at the time of or subsequent to the adoption of the Program) are eligible for participation in the Program.  Typically, to be eligible, employees should have been an Officer or Fellow for a minimum of 1-2 years and be in good standing with the Company.  Eligibility does not guarantee participation and the Company may exclude eligible officers and fellows from participation in this Program.

2.2           Selection of Participants.  From time to time, the President may designate eligible employees for participation in the Program; subject to the approval by the Compensation Committee of the Company (the Committee), in its sole discretion.  Designees approved by the Committee (Participants) will normally be added to the Program at the start of the Company’s fiscal year.

2.3.           Bonus Procedure.  Subject to section 2.5, incentive bonuses under this Program are defined as a percentage of a Participant’s annualized salary on the effective date of the Participant’s participation in the Program (Base Salary) based upon the compound annual revenue growth rate (CAGR) and average operating profit (Operating Profit) of the Company during the Performance Period.  Any incentive bonus is based upon the fundamental assumption that:

20% CAGR, 18% Operating Profit over 5 years = 1.0X Base Salary
30% CAGR, 18% Operating Profit over 5 years = 2.0X Base Salary
40% CAGR, 18% Operating Profit over 5 years = 3.0X Base Salary

Attached and incorporated herein is a growth/ operating profit matrix outlining the percentage of Base Salary awarded for key CAGR and Operating Profit percentages of the Performance Period.  If the final CAGR and/or Operating Profit percentage is not specifically listed on the attached matrix, the Base Salary percentage will be determined by a mathematical calculation based upon the relationship of the final percentage to its nearest listed percentages.  No bonus will be paid out under this Program if either the CAGR or Operating Profit of the Performance Period is less than 10%.

EXHIBIT 99.1

2.4           Determination of Growth/ Operating Profits.  As soon as practicable following the Performance Period, the Committee will compile the CAGR and Operating Profit for the Performance Period.  Generally, the CAGR and Operating Profit for the Performance Period will be determined according to Generally Acceptable Accounting Principals (GAAP).  However, the Committee, in its sole discretion, may make adjustments to the CAGR and Operating Profit calculation, as it deems appropriate.  Specifically, and by way of example only, the Committee may exclude patent litigation or other extraordinary charges when determining Operating Profit.  Additionally, in determining CAGR, the Committee (in consultation with the President) will evaluate the inclusion of incremental revenue growth during the Performance Period attributable to acquisitions or mergers on a case by case basis to determine the amount to be included/excluded in “revenue” for bonus calculation purposes.  As a general guideline, revenue growth during the Performance Period resulting from an acquisition or merger exceeding 1% of the previous year’s revenue will be excluded from the CAGR calculation.

2.5           Subsequent Participation.   Notwithstanding any other provision, incentive bonus payouts to Participants added to this Program effective after January 1, 2004 will be based on the CAGR and Operating Profit of the Company during that portion of the Performance Period during which they participated.  In addition, for such Participants, the incentive bonus payout will be pro-rated based on the number of months he or she participated during the Performance Period.  By way of example only, if a Participant is added to the Program effective January 1, 2006, the CAGR and Operating Profit will be based upon the period of January 1, 2006 through December 31, 2008; and the Participant would be eligible to receive 60% of the Base Salary percentage defined on the attached matrix.

SECTION 3

PAYMENT OF BONUS

3.1           Timing of Payment.  Payment of any incentive bonus under this Program shall be made as soon as administratively practicable following the release of final earnings for the last quarter of the Performance Period.  The Committee, in its sole discretion, may approve payment in December 2008 of [one-half] [ninety per cent] of the estimated incentive bonus.  Any remaining payout on this incentive bonus will be paid as normally scheduled.

3.2           Employment Required for Payment.  Only Participants actively employed by the Company as an employee on the day of the bonus payout are eligible to receive any incentive bonus under this Program.

3.3           Limitations.  Incentive bonus payouts under this Program are special incentive compensation that will not be taken into account in any manner as salary, compensation, or bonus in determining the amount of any payment under any pension, retirement, or other employee benefit or life insurance plan of the Corporation or any subsidiary, unless any pension, retirement, or other employee benefit plan of the Corporation or its subsidiary expressly provides that such incentive bonus shall be so considered for purposes of determining the amount of any payment under any such plan.  Thus, by way of example only, incentive bonus payouts are not eligible for such plans as 401(k) deferral or match, ESPP, or Company Performance Bonus.

3.4           Right to Receive Payment.  Any incentive bonus that may become payable under this Program is to be paid solely from the general assets of the Company, as determined by the Committee.  Nothing in this Program shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

EXHIBIT 99.1

SECTION 4

ADMINISTRATION AND TERMINATION

4.1           Committee Authority.  The Committee, in consultation with the President, shall administer the Program in accordance with the Program’s provisions.  The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which employees shall be granted incentive bonuses, (b) prescribe the terms and conditions of incentive bonuses, (c) interpret and amend the Program, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Program by employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Program as are consistent therewith, and (f) interpret, amend or revoke any such rules.  Neither the members of the Committee nor the President shall be liable for any act, omission or determination taken or made in good faith with respect to the Program or any incentive bonus granted under it.

4.2           Decisions Binding.  All determinations and decisions made by the Committee related to this Program shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 5

GENERAL PROVISIONS

5.1           No Effect on Employment.  Participation in this Program shall not alter any Participant’s status as an at-will employee of the Company.

5.2           Successors.  All obligations of the Company under the Program, with respect to incentive bonus payouts, shall be binding on any successor to the Company.

5.3           Nontransferability of Bonus.  No incentive bonus to be awarded under the Program may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

5.4           Severability.  In the event any provision of the Program shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Program, and the Program shall be construed and enforced as if the illegal or invalid provision had not been included.

5.5           Governing Law and Entire Terms.  The Program and any incentive bonuses shall be construed in accordance with and governed by the laws of the State of Texas, but without regard to its conflict of law provisions.  Further, the Program (as may be amended by the Committee in writing) constitutes the entire understanding with respect to any incentive bonus and shall supercede any prior or subsequent oral representations Agreed:

Name: ______________________	Name: ___________________________
Title: _______________________	Title: ____________________________
Date: ________________________	Date: ____________________________

EXHIBIT 99.1

Incentive Bonus Payout Matrix 5 Year CAGR/Operating Profit Payout Matrix
5 Year
Operating
Profit		0%	5%	10%	15%	16%	17%	18%	19%	20%

5 Year	Revenue
CAGR	(Millions)
0%	426	0%	0%	0%	0%	0%	0%	0%	0%	0%
5%	544	0%	0%	0%	0%	0%	0%	0%	0%	0%
10%	686	0%	0%	28%	42%	44%	47%	50%	53%	56%
15%	857	0%	0%	42%	63%	67%	71%	75%	79%	83%
20%	1,060	0%	0%	56%	83%	89%	94%	100%	106%	111%
25%	1,300	0%	0%	93%	139%	148%	157%	167%	176%	185%
30%	1,582	0%	0%	111%	167%	178%	189%	200%	211%	222%
35%	1,910	0%	0%	146%	219%	233%	248%	263%	277%	292%
40%	2,291	0%	0%	167%	250%	267%	283%	300%	317%	333%

				% of Base Salary